UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2008

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2008, we appointed Joseph F. Berardino to our board of directors. Mr. Berardino is the former chairman of the board of directors and chief executive officer of Profectus BioSciences, Inc. Mr. Berardino also served as the vice-chairman and former chief executive officer of Andersen Worldwide. Mr. Berardino will join the compensation committee, the audit committee and the special committee of our board of directors. The special committee consists of independent directors reviewing strategic alternatives to maximize shareholder value.

In connection with his appointment to the board, we granted Mr. Berardino options to purchase 30,000 shares of our common stock at an exercise price of $1.77 per share; the options vest immediately and have a term of 10 years from the date of grant. We also gave Mr. Berardino a grant of 5,590 shares of restricted stock which vests on the day prior to our next annual shareholders meeting, currently scheduled to be held on June 11, 2009. Mr. Berardino also will participate in our standard director compensation arrangements, which includes $25,000 per month for a three month period for service on the special committee in addition to the standard retainer for service on the board and the audit committee.

A copy of the press release announcing Mr. Berardino's appointment is included as Exhibit 99 hereto.

With the addition of Mr. Berardino to the Board of Directors and the appointment of John Buck as chief executive officer, which was disclosed previously in a report on Form 8-K on August 26, 2008, the Board on October 3, 2008, approved changes to committee assignments. The audit committee now consists of Robert Korkowski (Chairman), Joseph Berardino and Douglas Holloway. Members of the human resources and compensation committee are Joseph Berardino (Chairman), Robert Korkowski and George Vandeman. Members of the corporate governance and nominating committee are George Vandeman (Chairman), Robert Korkowski and Douglas Holloway. The special committee consists of George Vandeman (chairman), Robert Korkowski and Joseph Berardino.

Item 9.01 Financial Statements and Exhibits.

Press Release dated September 29, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

October 3, 2008	By:	/s/ Nathan E. Fagre

Name: Nathan E. Fagre
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99	Press Release dated September 29, 2008.